UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323

Tyler, TX 75708

(Address of principal executive offices) (zip code)

(800) 727-1024

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On June 12, 2015, we repaid the promissory note to KBM Enterprises, LLC, that on December 9, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which we sold KBM Enterprises an 8% Convertible Promissory Note in the principal amount of Sixty Three Thousand Five Hundred Dollars ($63,500). We repaid the entire principal balance of the Note plus accrued interest and a prepayment premium, in the total amount of Eighty Five Thousand Ninety Six Dollars and Ninety Six Cents ($85,096.96).

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Vis Vires Group, Inc.

On June 8, 2015, we entered into a Securities Purchase Agreement with Vis Vires Group, Inc., pursuant to which we sold to Vires a 8% Convertible Promissory Note in the original principal amount of Forty Three Thousand Five Hundred Dollars ($43,500) (the “Note”). The Note has a maturity date of March 10, 2016, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall mean 58% multiplied by the Market Price (representing a discount rate of 42%). “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the closing bid price on the applicable day. The “Fixed Conversion Price” shall mean $0.00005. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 130% of the principal amount and any accrued and unpaid interest; (b) between 91 and 120 days after issuance – 135% of the principal amount and any accrued and unpaid interest; and (c) between 121 and 180 days after issuance – 140% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Note closed on June 15, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Securities Purchase Agreement with KBM Enterprises, LLC, dated December 8, 2014.

10.2(1)	Convertible Promissory Note with KBM Enterprises, LLC, dated December 8, 2014.

10.3	Securities Purchase Agreement with Vis Vires Group, Inc., dated June 8, 2015.

10.4	Convertible Promissory Note with Vis Vires Group, Inc., dated June 8, 2015.

(1) Incorporated by reference from our Current Report on Form 8-K dated December 11, 2014, and filed with the Commission on December 17, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: June 16, 2015	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer

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